                                                                    EXHIBIT 4(E)





                           =========================



                                    FORM OF

                          FIRST SUPPLEMENTAL INDENTURE

                                    BETWEEN

                             ILLINOIS POWER COMPANY

                                      AND

                            WILMINGTON TRUST COMPANY

                       DATED AS OF ________________, 1995


                           =========================

                              TABLE OF CONTENTS

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
                                                                    ARTICLE I
                                                                   DEFINITIONS

         SECTION 1.1.     Definition of Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

                                                                   ARTICLE II
                                           GENERAL TERMS AND CONDITIONS OF THE SUBORDINATED DEBENTURES

         SECTION 2.1.     Designation and Principal Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         SECTION 2.2.     Maturity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         SECTION 2.3.     Form and Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         SECTION 2.4.     Global Debenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         SECTION 2.5.     Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

                                                                   ARTICLE III
                                                    REDEMPTION OF THE SUBORDINATED DEBENTURES

         SECTION 3.1.     Special Event Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         SECTION 3.2.     Optional Redemption by Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         SECTION 3.3.     No Sinking Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8

                                                                   ARTICLE IV
                                                      EXTENSION OF INTEREST PAYMENT PERIOD

         SECTION 4.1.     Extension of Interest Payment Period  . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         SECTION 4.2.     Notice of Extension . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         SECTION 4.3.     Limitation of Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

                                                                    ARTICLE V
                                                                    EXPENSES

         SECTION 5.1.     Payment of Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         SECTION 5.2.     Payment Upon Resignation or Removal . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

                                                                   ARTICLE VI
                                                                  SUBORDINATION

         SECTION 6.1.     Agreement to Subordinate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         SECTION 6.2.     Default on Senior Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         SECTION 6.3.     Liquidation; Dissolution; Bankruptcy  . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         SECTION 6.4.     Subrogation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12





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
                                                                                                                    Page
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
         SECTION 6.5.     Trustee to Effectuate Subordination . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

         SECTION 6.6.     Notice by the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         SECTION 6.7.     Rights of the Trustee; holders of Senior Indebtedness . . . . . . . . . . . . . . . . . .   14
         SECTION 6.8.     Subordination May Not Be Impaired . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

                                                                   ARTICLE VII
                                                          COVENANT TO LIST ON EXCHANGE

         SECTION 7.1.     Listing on an Exchange  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

                                                                  ARTICLE VIII
                                                                FORM OF DEBENTURE

         SECTION 8.1.     Form of Debenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

                                                                   ARTICLE IX
                                                    ORIGINAL ISSUE OF SUBORDINATED DEBENTURES

         SECTION 9.1.     Original Issue of Subordinated Debentures . . . . . . . . . . . . . . . . . . . . . . . .   22

                                                                    ARTICLE X
                                                                  MISCELLANEOUS

         SECTION 10.1.    Ratification of Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         SECTION 10.2.    Trustee Not Responsible for Recitals  . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         SECTION 10.3.    Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         SECTION 10.4.    Separability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         SECTION 10.5.    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23





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

                 FIRST SUPPLEMENTAL INDENTURE, dated as of ____________, 1995 (the "First Supplemental Indenture"), between Illinois Power Company, an Illinois corporation (the "Company"), and Wilmington Trust Company, not in its individual capacity but solely as trustee (the "Trustee") under the Indenture dated as of ________, 1995 between the Company and the Trustee (the "Indenture").

                              W I T N E S S E T H:

                 WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of the Company's unsecured junior subordinated debt securities to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture;

                 WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Debt Securities to be known as its ___% Junior Subordinated Deferrable Interest Debentures due 2044 (the "Subordinated Debentures"), the form and substance of such Subordinated Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture;

                 WHEREAS, Illinois Power Financing I, a Delaware statutory business trust (the "Trust"), has offered to the public $100,000,000 aggregate liquidation amount of its ___% Trust Originated Preferred Securities (the "Preferred Securities"), representing undivided beneficial interests in the assets of the Trust and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Company
of $       million aggregate liquidation amount of its ___% Trust Originated
Common Securities, in $_______ million aggregate principal amount of the Subordinated Debentures; and

                 WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms, and to make the Subordinated Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects;

                 NOW THEREFORE, in consideration of the purchase and acceptance of the Subordinated Debentures by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Subordinated Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                   ARTICLE I
                                  DEFINITIONS

SECTION 1.1.     Definition of Terms.

                 Unless the context otherwise requires:

                 (a) a term defined in the Indenture has the same meaning when used in this First Supplemental Indenture;

                 (b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

                 (c)      the singular includes the plural and vice versa;

                 (d) a reference to a Section or Article is to a Section or Article of this First Supplemental Indenture;

                 (e) headings are for convenience of reference only and do not affect interpretation;

                 (f) the following terms have the meanings given to them in the Declaration: (i) Business Day; (ii) Clearing Agency; (iii) Delaware Trustee; (iv) Depositary; (v) Dissolution Tax Opinion; (vi) No Recognition Opinion; (vii) Preferred Security Certificate; (viii) Pricing Agreement; (ix) Property Trustee; (x) Regular Trustees; (xi) Special Event; and (xii) Tax Event; and (xiii) Underwriting Agreement;

                 (g) the following terms have the meanings given to them in this Section 1.1(g):

                 "Additional Interest" shall have the meaning set forth in
Section 2.5.

                 "Compounded Interest" shall have the meaning set forth in
Section 4.1.

                 "Coupon Rate" shall have the meaning set forth in Section 2.5.

                 "Declaration" means the Amended and Restated Declaration of Trust of Illinois Power Financing I, a Delaware statutory business trust, dated as of _________, 1995.

                 "Deferred Interest" shall have the meaning set forth in
Section 4.1.

                 "Dissolution Event" means that, as a result of the occurrence and continuation of a Special Event, the Trust is to be dissolved in accordance with the Declaration, and the

Subordinated Debentures held by the Property Trustee are to be distributed to the holders of the Trust Securities issued by the Trust pro rata in accordance with the Declaration.

                 "Extended Interest Payment Period" shall have the meaning set forth in Section 4.1.

                 "Global Debenture" shall have the meaning set forth in Section 2.4.

                 "Maturity Date" means the date on which the Subordinated Debentures mature and on which the principal shall be due and payable together with all accrued and unpaid interest thereon including Compounded Interest and Additional Interest, if any.

                 "Non Book-Entry Preferred Securities" shall have the meaning set forth in Section 2.4.

                 "Optional Redemption Price" shall have the meaning set forth in Section 3.2.

                 "Senior Indebtedness" means, with respect to the Company, (i) the principal, premium, if any, and interest in respect of (A) indebtedness of such obligor for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by such obligor, including, without limitation, indebtedness evidenced by securities issued pursuant to the Company's Mortgage and Deed of Trust dated November 1, 1943, as supplemented, and its General Mortgage Indenture and Deed of Trust dated November 1, 1992, as supplemented; (ii) all capital lease obligations of such obligor, (iii) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of such obligor for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) of other Persons for the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), except for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Subordinated Debentures, and (2) any indebtedness between or among such obligor and its Affiliates, including all other debt securities and guarantees in respect of those debt securities, issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with the Company which is a financing vehicle of the Company (a "Financing Entity") in connection with the issuance by such Financial Entity of preferred securities or other securities which rank pari passu with, or junior to, the Preferred Securities.

                                   ARTICLE II
          GENERAL TERMS AND CONDITIONS OF THE SUBORDINATED DEBENTURES

SECTION 2.1.     Designation and Principal Amount.

                 There is hereby authorized a series of Debt Securities designated the "___% Junior Subordinated Deferrable Interest Debentures due 2044", limited in aggregate principal amount to $___ million, which amount shall be as set forth in any written order of the Company for the authentication and delivery of Subordinated Debentures pursuant to Section 2.04 of the Indenture.

SECTION 2.2.     Maturity.

                 The Maturity Date is ____________, 2044.

SECTION 2.3.     Form and Payment.

                 The Subordinated Debentures shall be issued in fully registered certificated form without interest coupons. Principal and interest on the Subordinated Debentures will be payable, the transfer of such Subordinated Debentures will be registrable and such Subordinated Debentures will be exchangeable for Subordinated Debentures bearing identical terms and provisions, at the office or agency of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the holder of any Subordinated Debentures is the Property Trustee, the payment of the principal of and interest (including Compounded Interest and Additional Interest, if any) on such Subordinated Debentures held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee.

SECTION 2.4.     Global Debenture.

                 (a)  In connection with a Dissolution Event:

                          (i) the Subordinated Debentures may be presented to the Trustee by the Property Trustee in exchange for a global Subordinated Debenture in an aggregate principal amount equal to the aggregate principal amount of all outstanding Subordinated Debentures (a "Global Debenture"), to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees. The Company, upon any such presentation, shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. Payments on the Subordinated Debentures issued as a Global Debenture will be made to the Depositary; and





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


                          (ii) if any Preferred Securities are held in non book-entry certificated form, the Subordinated Debentures may be presented to the Trustee by the Property Trustee and any Preferred Security Certificate which represents Preferred Securities other than Preferred Securities held by the Clearing Agency or its nominee ("Non Book-Entry Preferred Securities") will be deemed to represent beneficial interests in Subordinated Debentures presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities until such Preferred Security Certificates are presented to the Security Registrar for transfer or reissuance at which time such Preferred Security Certificates will be cancelled and a Debenture, registered in the name of the holder of the Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security Certificate cancelled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this First Supplemental Indenture. On issue of such Subordinated Debentures, Subordinated Debentures with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been cancelled.

                 (b) Except as provided in clause (c) below, a Global Debenture may be transferred, in whole but not in part, only to another nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

                 (c) If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary for such series shall no longer be registered or in good standing under the Exchange Act, or other applicable statute or regulation, and a successor Depositary for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company will execute, and, subject to Article II of the Indenture, the Trustee, upon written notice from the Company, will authenticate and deliver the Subordinated Debentures in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. In addition, the Company may at any time determine that the Subordinated Debentures shall no longer be represented by a Global Debenture. In such event the Company will execute, and subject to Section 2.11(c) of the Indenture, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will authenticate and deliver the Subordinated Debentures in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. Upon the exchange of the Global Debenture for such Subordinated Debentures in definitive registered form, in authorized denominations, the Global Debenture shall be cancelled by the Trustee. Such Subordinated Debentures in definitive registered form issued in exchange for the Global Debenture shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Subordinated Debentures to the Depositary for delivery to the Persons in whose names such Subordinated Debentures are so registered.

SECTION 2.5.     Interest.

                 (a) Each Subordinated Debenture will bear interest at the rate of ___% per annum (the "Coupon Rate") from the original date of issuance until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest, at the Coupon Rate, compounded quarterly, payable (subject to the provisions of Article Four) quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date," commencing on December 31, 1995), to the Person in whose name such Subordinated Debenture or any predecessor Subordinated Debenture is registered, at the close of business on the regular record date for such interest installment, which, in respect of any Subordinated Debentures of which the Property Trustee is the holder of a Global Debenture, shall be the close of business on the Business Day next preceding that Interest Payment Date. Notwithstanding the foregoing sentence, if the Preferred Securities are no longer in book-entry only form or, except if the Subordinated Debentures are held by the Property Trustee, the Subordinated Debentures are not represented by a Global Debenture, the Company may select a regular record date for such interest installment which shall be any date at least one Business Day before an Interest Payment Date.

                 (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such a 30-day period. In the event that any date on which interest is payable on the Subordinated Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

                 (c) If, at any time while the Property Trustee is the holder of any Subordinated Debentures, the Trust or the Property Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any case, the Company will pay as additional interest ("Additional Interest") on the Subordinated Debentures held by the Property Trustee, such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Property Trustee after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust and the Property Trustee would have received had no such taxes, duties, assessments or other government charges been imposed.


                                  ARTICLE III
                   REDEMPTION OF THE SUBORDINATED DEBENTURES

SECTION 3.1.     Special Event Redemption.

                 If a Tax Event has occurred and is continuing and:

                 (a)      the Company has received a Redemption Tax Opinion; or

                 (b) after receiving a Dissolution Tax Opinion, the Regular Trustees shall have been informed by tax counsel rendering the Dissolution Tax Opinion that a No Recognition Opinion cannot be delivered to the Trust, then, notwithstanding Section 3.2(a) but subject to Section 3.2(b), the Company shall have the right upon not less than 30 days nor more than 60 days notice to the holders of the Subordinated Debentures to redeem the Subordinated Debentures, in whole or in part, for cash within 90 days following the occurrence of such Tax Event (the "90-Day Period") at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon to the date of such redemption (the "Redemption Price"), provided that if at the time there is available to the Company the opportunity to eliminate, within the 90-Day Period, the Tax Event by taking some ministerial action ("Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on the Company, the Trust or the holders of the Trust Securities issued by the Trust, the Company shall pursue such Ministerial Action in lieu of redemption, and, provided, further, that the Company shall have no right to redeem the Subordinated Debentures while the Trust is pursuing any Ministerial Action pursuant to its obligations under the Declaration. The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m., New York time, on the date such Redemption Price is to be paid.

SECTION 3.2.     Optional Redemption by Company.

                 (a) Subject to the provisions of Section 3.02(b) and to the provisions of Article III of the Indenture, except as otherwise may be specified in this First Supplemental Indenture, the Company shall have the right to redeem the Subordinated Debentures, in whole or in part, from time to time, on or after _________, 2000, at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon to the date of such redemption (the "Optional Redemption Price"). Any redemption pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days notice to the holder of the Subordinated Debentures, at the Optional Redemption Price. If the Subordinated Debentures are only partially redeemed pursuant to this Section 3.2, the Subordinated Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided, that if at the time of redemption the Subordinated Debentures are registered as a Global Debenture, the Depositary shall determine, in accordance with its procedures, the principal amount of such Subordinated Debentures held by each holder of Subordinated Debentures to be redeemed. The Optional Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m., New York time, on the date such Redemption Price is to be paid.

                 (b) If a partial redemption of the Subordinated Debentures would result in the delisting of the Preferred Securities from any national securities exchange or other organization on which the Preferred Securities are then listed, the Company shall not be permitted to effect such partial redemption and may only redeem the Subordinated Debentures in whole.

SECTION 3.3.     No Sinking Fund.

                 The Subordinated Debentures are not entitled to the benefit of any sinking fund.


                                   ARTICLE IV
                      EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 4.1.     Extension of Interest Payment Period.

                 The Company shall have the right, at any time and from time to time during the term of the Subordinated Debentures, to defer payments of interest by extending the interest payment period of such Subordinated Debentures for a period not exceeding 20 consecutive quarters (the "Extended Interest Payment Period"), during which Extended Interest Payment Period no interest shall be due and payable. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1, will bear interest thereon at the Coupon Rate compounded quarterly for each quarter of the Extended Interest Payment Period ("Compounded Interest"). At the end of the Extended Interest Payment Period, the Company shall pay all interest accrued and unpaid on the Subordinated Debentures, including any Additional Interest and Compounded Interest (together, "Deferred Interest") that shall be payable to the holders of the Subordinated Debentures in whose names the

Subordinated Debentures are registered in the Security Register on the first record date after the end of the Extended Interest Payment Period. Before the termination of any Extended Interest Payment Period, the Company may further extend such period, provided that such period together with all such further extensions thereof shall not exceed 20 consecutive quarters. Upon the termination of any Extended Interest Payment Period and upon the payment of all Deferred Interest then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof, but the Company may prepay at any time all or any portion of the interest accrued during an Extended Interest Payment Period.

SECTION 4.2.     Notice of Extension.

                 (a) If the Property Trustee is the only registered holder of the Subordinated Debentures at the time the Company elects an Extended Interest Payment Period, the Company shall give written notice to the Regular Trustees, the Property Trustee and the Trustee of its election of such Extended Interest Payment Period at least one Business Day before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities issued by the Trust are payable, or (ii) the date the Trust is required to give notice of the record date, or the date such Distributions are payable, to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Securities, but in any event at least one Business Day before such record date.

                 (b) If the Property Trustee is not the only holder of the Subordinated Debentures at the time the Company elects an Extended Interest Payment Period, the Company shall give the holders of the Subordinated Debentures and the Trustee written notice of its election of such Extended Interest Payment Period 10 Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Subordinated Debentures.

                 (c) The quarter in which any notice is given pursuant to paragraphs (a) or (b) of this Section 4.2 shall be counted as one of the 20 quarters permitted in the maximum Extended Interest Payment Period permitted under Section 4.1.

SECTION 4.3.     Limitation of Transactions.

                 If (i) the Company shall exercise its right to defer payment of interest as provided in Section 4.1, or (ii) there shall have occurred any Event of Default, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, provided, however, the Company may declare and pay a stock dividend where the dividend stock is the same stock as that on which the dividend is being paid, (b) the

Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to the Subordinated Debentures; and (c) the Company shall not make guarantee payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee).


                                   ARTICLE V
                                    EXPENSES

SECTION 5.1.     Payment of Expenses.

                 In connection with the offering, sale and issuance of the Subordinated Debentures to the Property Trustee and in connection with the sale of the Trust Securities by the Trust, the Company, in its capacity as borrower with respect to the Subordinated Debentures, shall:

                 (a) pay all costs and expenses relating to the offering, sale and issuance of the Subordinated Debentures, including commissions to the underwriters payable pursuant to the Underwriting Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section
7.06 of the Indenture;

                 (b) pay all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the offering, sale and issuance of the Trust Securities (including commissions to the underwriters in connection therewith), the fees and expenses of the Property Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets); and

                 (c) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

SECTION 5.2.     Payment Upon Resignation or Removal.

                 Upon termination of this First Supplemental Indenture or the Indenture or the removal or resignation of the Trustee pursuant to this Section, the Company shall pay to the Trustee all amounts accrued to the date of such termination, removal or resignation. Upon termination of the Declaration or the removal or resignation of the Delaware Trustee or the Property Trustee, as the case may be, pursuant to Section 5.6 of the Declaration, the

Company shall pay to the Property Trustee all amounts accrued to the date of such termination, removal or resignation.


                                   ARTICLE VI
                                 SUBORDINATION

SECTION 6.1.     Agreement to Subordinate.

                 The Company covenants and agrees, and each holder of Subordinated Debentures issued hereunder, by such holder's acceptance thereof likewise covenants and agrees, that all Subordinated Debentures shall be issued subject to the provisions of this Article; and each holder of a Subordinated Debenture, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

                 The payment by the Company of the principal of, premium, if any, and interest on all Subordinated Debentures issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding at the date of this Indenture or thereafter incurred.

                 No provision of this Article shall prevent the occurrence of any default hereunder or Event of Default.

SECTION 6.2.     Default on Senior Indebtedness.

                 In the event and during the continuation of any default by the Company in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness of the Company, and any applicable grace period with respect to such default has expired and such default has not been cured or waived or ceased to exist, or in the event that the maturity of any Senior Indebtedness of the Company, as the case may be, has been accelerated because of a default, then, in either case, no payment shall be made by the Company with respect to the principal (including redemption and sinking fund payments) of, or premium, if any, or interest on the Subordinated Debentures.

                 In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee when such payment is prohibited by the preceding paragraph of this Section, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee in writing within 90 days of such payment of the amounts then due and owing on the Senior Indebtedness and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Indebtedness.

SECTION 6.3.     Liquidation; Dissolution; Bankruptcy.

                 Upon any payment by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Senior Indebtedness of the Company shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made by the Company on account of the principal (and premium, if any) or interest on the Subordinated Debentures; and upon any such dissolution or winding-up or liquidation or reorganization, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Subordinated Debentures or the Trustee would be entitled to receive from the Company, except for the provisions of this Article, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the holders of the Subordinated Debentures or by the Trustee if received by them or it, directly to the holders of Senior Indebtedness of the Company (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay such Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the holders of Subordinated Debentures or to the Trustee.

                 In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee before all Senior Indebtedness of the Company is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, and their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness of the Company, as the case may be, remaining unpaid to the extent necessary to pay such Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness.

                 For purposes of this Article, the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article Six with respect to the Subordinated Debentures to the payment of all Senior Indebtedness of the Company, as the case may be, that may at the time be outstanding, provided that (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article X of the Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article X of the Indenture. Nothing in Section or in this Section 6.3 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.06 of the Indenture.

SECTION 6.4.     Subrogation.

                 Subject to the payment in full of all Senior Indebtedness of the Company, the rights of the holders of the Subordinated Debentures shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company, as the case may be, applicable to such Senior Indebtedness until the principal of (and premium, if any) and interest on the Subordinated Debentures shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the holders of the Subordinated Debentures or the Trustee would be entitled except for the provisions of this Article, and no payment over pursuant to the provisions of this Article to or for the benefit of the holders of such Senior Indebtedness by holders of the Subordinated Debentures or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness of the Company, and the holders of the Subordinated Debentures, be deemed to be a payment by the Company to or on account of such Senior Indebtedness. It is understood that the provisions of this Article are and are intended solely for the purposes of defining the relative rights of the holders of the Subordinated Debentures, on the one hand, and the holders of such Senior Indebtedness on the other hand.

                 Nothing contained in this Article or elsewhere in the Indenture, this First Supplemental Indenture or in the Subordinated Debentures is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness of the Company, and the holders of the Subordinated Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Subordinated Debentures the principal of (and premium, if any) and interest on the Subordinated Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Subordinated Debentures and creditors of the Company, as the case may be, other than the holders of Senior Indebtedness of the Company, as the case may be, nor shall anything herein or therein prevent the Trustee or the holder of any Subordinated Debenture from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under this Article of the holders of such Senior Indebtedness in respect of cash, property or securities of the Company, as the case may be, received upon the exercise of any such remedy.

                 Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section
7.01 of the Indenture, and the holders of the Subordinated Debentures shall be entitled to conclusively rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the holders of the Subordinated Debentures, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, as the case may be, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

SECTION 6.5.     Trustee to Effectuate Subordination.

                 Each holder of Subordinated Debentures, by such holder's acceptance thereof, authorizes and directs the Trustee on such holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee such holder's attorney-in-fact for any and all such purposes.

SECTION 6.6.     Notice by the Company.

                 The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Subordinated Debentures pursuant to the provisions of this Article. Notwithstanding the provisions of this Article or any other provision of the Indenture and this First Supplemental Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Subordinated Debentures pursuant to the provisions of this Article, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company or a holder or holders of Senior Indebtedness or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01 of the Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least two Business Days prior to the date upon which, by the terms hereof, any money may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Subordinated Debenture), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

                 The Trustee, subject to the provisions of Section 7.02 of the Indenture, shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness of the Company, as the case may be (or a trustee on behalf of such holder), to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 6.7.     Rights of the Trustee; holders of Senior Indebtedness.

                 The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

                 With respect to the holders of Senior Indebtedness of the Company, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into the Indenture or this First Supplemental Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior Indebtedness and, subject to the provisions of Section 7.02 of the Indenture, the Trustee shall not be liable to any holder of such Senior Indebtedness if it shall pay over or deliver to holders of Subordinated Debentures, the Company or any other Person money or assets to which any holder of such Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

SECTION 6.8.     Subordination May Not Be Impaired.

                 No right of any present or future holder of any Senior Indebtedness of the Company to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company, as the case may be, or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company, as the case may be, with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

                 Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of the Company may, at any time and from time to time, without the consent of or notice to the Trustee or the holders of the Subordinated Debentures, without incurring responsibility to the holders of the Subordinated Debentures and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the holders of the Subordinated Debentures to the holders of such Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness; (iii) release any Person liable in any manner for the collection of such Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company, as the case may be, and any other Person.

                                  ARTICLE VII
                          COVENANT TO LIST ON EXCHANGE

SECTION 7.1.     Listing on an Exchange.

                 If the Subordinated Debentures are to be issued as a Global Debenture in connection with the distribution of the Subordinated Debentures to the holders of the Preferred Securities upon a Dissolution Event, the Company will use its best efforts to list such Subordinated Debentures on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed.

                                  ARTICLE VIII
                               FORM OF DEBENTURE

SECTION 8.1.     Form of Debenture.

                 The Subordinated Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

                          (FORM OF FACE OF DEBENTURE)

                 [IF THE Debenture IS TO BE A GLOBAL Debenture, INSERT - This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Debenture is exchangeable for Subordinated Debentures registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

                 Unless this Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

No. ______________________________




                             ILLINOIS POWER COMPANY

             ___% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE
                                    DUE 2044

                 Illinois Power Company, an Illinois corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ______________, or registered assigns, the principal sum of _____________ Dollars ($___________) on _________, ____, and to pay interest on said principal sum from ____________, 1995, or from the most recent interest payment date

(each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 31, June 30, September 30 and December 31 of each year commencing December 31, 1995, at the rate of ___% per annum until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the close of business on the business day next preceding such Interest Payment Date. [IF PURSUANT TO THE PROVISIONS OF THE INDENTURE THE SUBORDINATED DEBENTURES ARE NO LONGER REPRESENTED BY A GLOBAL DEBENTURE -- which shall be the close of business on the _____ business day next preceding such Interest Payment Date.] Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date and may be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of this series of Subordinated Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Subordinated Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the holder of this Debenture is the Property Trustee, the payment of the principal of (and premium, if any) and interest on this Debenture will be made at such place and to such account as may be designated by the Property Trustee.

                 The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all

Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

                 This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

                 The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

                 IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

Dated ____________________________

                             ILLINOIS POWER COMPANY

                             By: _______________________________________

                             Name:
                             Title



Attest:

By: _______________________________________
Name:
Title:

                    (FORM OF CERTIFICATE OF AUTHENTICATION)

                         CERTIFICATE OF AUTHENTICATION

                 This is one of the Subordinated Debentures of the series of Subordinated Debentures described in the within-mentioned Indenture.


______________________________
as Trustee

                                     or as Authentication Agent


By____________________________       By___________________________
  Authorized Signatory                   Authorized Signatory

                         (FORM OF REVERSE OF DEBENTURE)

                 This Debenture is one of a duly authorized series of Subordinated Debentures of the Company (herein sometimes referred to as the "Subordinated Debentures"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of _______, 1995, duly executed and delivered between the Company and Wilmington Trust Company, as Trustee (the "Trustee"), as supplemented by the First Supplemented Indenture dated as of _______, 1995, between the Company and the Trustee (the Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Subordinated Debentures. By the terms of the Indenture, the Subordinated Debentures are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Subordinated Debentures is limited in aggregate principal amount as specified in said First Supplemental Indenture.

                 Because of the occurrence and continuation of a Tax Event, in certain circumstances, this Debenture may become due and payable at the principal amount together with any interest accrued thereon (the "Redemption Price"). The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines. The Company shall have the right to redeem this Debenture at the option of the Company, without premium or penalty, in whole or in part at any time on or after ________, 2000 (an "Optional Redemption"), or at any time in certain circumstances upon the occurrence of a Tax Event, at a redemption price equal to 100% of the principal amount plus any accrued but unpaid interest, to the date of such redemption (the "Optional Redemption Price"). Any redemption pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days notice, at the Optional Redemption Price. If the Subordinated Debentures are only partially redeemed by the Company pursuant to an Optional Redemption, the Subordinated Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided that if, at the time of redemption, the Subordinated Debentures are registered as a Global Debenture, the Depositary shall determine the principal amount of such Subordinated Debentures held by each Debentureholder to be redeemed in accordance with its procedures.
                 In the event of redemption of this Debenture in part only, a new Debenture or Subordinated Debentures of this series for the unredeemed portion hereof will be issued in the name of the holder hereof upon the cancellation hereof.

                 In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Subordinated Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

                 The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Subordinated Debentures of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Subordinated Debentures; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Subordinated Debentures of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Debenture so affected, or (ii) reduce the aforesaid percentage of Subordinated Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Debenture then outstanding and affected thereby. The Indenture also contains provisions permitting the holders of 66 2/3% in aggregate principal amount of the Subordinated Debentures of any series at the time outstanding affected thereby, on behalf of all of the holders of the Subordinated Debentures of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Subordinated Debentures of such series. Any such consent or waiver by the registered holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

                 No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

                 The Company shall have the right at any time during the term of the Subordinated Debentures and from time to time to extend the interest payment period of such Subordinated Debentures for up to 20 consecutive quarters (an "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Subordinated Debentures to the extent that payment of such interest is enforceable under applicable law). Before the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, provided that such Extended Interest Payment Period together with all such further extensions thereof shall not exceed 20 consecutive quarters. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Company may commence a new Extended Interest Payment Period.

                 As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered holder hereof on the Security Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Trustee in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Subordinated Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

                 Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent and the Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

                 No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

                 [The Subordinated Debentures of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof.] [This Global Debenture is exchangeable for Subordinated Debentures in definitive form only under certain limited circumstances set forth in the Indenture. Subordinated Debentures of this series so issued are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof.] As provided in the Indenture and subject to certain limitations herein and therein set forth, Subordinated Debentures of this series so issued are exchangeable for a like aggregate principal amount of Subordinated Debentures of this series of a different authorized denomination, as requested by the holder surrendering the same.

                 All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                   ARTICLE IX
                   ORIGINAL ISSUE OF SUBORDINATED DEBENTURES

SECTION 9.1.     Original Issue of Subordinated Debentures.

                 Subordinated Debentures in the aggregate principal amount of $_____ may, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Subordinated Debentures to or upon the written order of the Company, signed by its Chairman, its Vice Chairman, its President, or any Vice President and its Treasurer or an Assistant Treasurer, without any further action by the Company.


                                   ARTICLE X
                                 MISCELLANEOUS

SECTION 10.1.    Ratification of Indenture.

                 The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 10.2.    Trustee Not Responsible for Recitals.

                 The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

SECTION 10.3.    Governing Law.

                 This First Supplemental Indenture and each Subordinated Debenture shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

SECTION 10.4.    Separability.

                 In case any one or more of the provisions contained in this First Supplemental Indenture or in the Subordinated Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Subordinated Debentures, but this First Supplemental Indenture and the Subordinated Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 10.5.    Counterparts.

                 This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                 IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgements and as of the day and year first above written.

                              ILLINOIS POWER COMPANY


                              By ______________________
                              Name:
                              Title:


[Seal]
Attest:


By:______________________


                              THE WILMINGTON TRUST COMPANY,
                              not in its individual capacity
                              but solely as Trustee


                              By ______________________
                              Name:
                              Title:

Attest:

By:___________________

STATE OF       )
COUNTY OF MACON)  SS

         On the _____ day of _______________, 1995, before me personally came _______________ to be known, who, being by me duly sworn, did depose and say that he is the _____________ of ILLINOIS POWER COMPANY one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal of office this _____ day of _______________, 1995.


                             ___________________________________________________
                                                 Notary Public



STATE OF ________)
COUNTY OF _______)  SS

         On the _____ day of _______________, 1995, before me personally came _______________ to be known, who, being by me duly sworn, did depose and say that he is the _____________ of WILMINGTON TRUST COMPANY one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal of office this _____ day of _______________, 1995.


                             ___________________________________________________
                                                 Notary Public